UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 1999


                            ASIA SUPERNET CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       000-7619                93-0636333
 ----------------------------      -------------------      ------------------
 (State or other jurisdiction     (Commission File No.)    (I.R.S. Employer
  of incorporation)                                         Identification No.)


         1281 Alberni Street, Vancouver, British Columbia Canada V6E 4R4
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (604) 685-8318
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                          POWERSOFT TECHNOLOGIES INC.
   -------------------------------------------------------------------------
  (Former name or former address of registrant, if changed since last report)

Item 5.  OTHER EVENTS

     At a Special Meeting of Shareholders of Powersoft Technologies Inc., a Delaware corporation ("Powersoft"), held on November 10, 1999, the shareholders of Powersoft and the shareholders of Asia SuperNet Corporation, a Colorado corporation ("Asia SuperNet"), approved a proposal to reincorporate Powersoft under the laws of Colorado pursuant to an Agreement and Plan of Merger (the "Agreement") between Powersoft and Asia SuperNet (the "Reincorporation Merger"). The Reincorporation Merger was effective as of December 22, 1999. Approximately 53.03% of the holders of the common stock of Powersoft voted in favor of the Reincorporation Merger. Powersoft had no other classes of stock issued and outstanding. Upon completion of the Reincorporation Merger, Powersoft ceased to exist and by operation of law, all of the assets of Powersoft were vested in Asia SuperNet and Asia SuperNet acquired all of the liabilities of Powersoft. As a result of the Reincorporation Merger, each thirty outstanding shares of Powersoft's common stock were automatically converted into one share of Asia SuperNet's common stock. Under Rule 12g-3(a) adopted under the Securities Exchange Act of 1934 (the "Act"), the common stock of Asia SuperNet issued to the holders of the common stock of Powersoft pursuant to the Reincorporation Merger automatically became registered under Section 12 of the Act.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.


Exhibit                  Description
-------                  -----------

2.1                      Agreement and Plan of Merger

2.2                      Certificate of Merger

2.3                      Articles of Merger

2.4                      Certificate of Correction





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ASIA SUPERNET CORPORATION




Dated:  December 30, 1999                 By:   /s/ Robert H. Trapp
                                                --------------------------------
                                                Robert H. Trapp
                                                Secretary and Treasurer